UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 13, 2006
Commission File No. 001-31463
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1241537 (I.R.S. Employer Identification No.)

300 Industry Drive, RIDC Park West, Pittsburgh, Pennsylvania (Address of principal executive offices)	15275 (Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement
          On February 13, 2006, Dick’s Sporting Goods, Inc. (the “Company” or “Dick’s”) (NYSE: DKS) entered into an Aircraft Sublease Agreement with Corporate Air, LLC (“Corporate Air”). Under that sublease the Company will charter for business use an aircraft owned by EWS, LLC (“EWS”), an entity owned by Dick’s Chairman and Chief Executive Officer, Edward W. Stack (Mr. Stack and certain members of his family also control approximately 79% of the combined voting power of Dick’s common stock and Class B common stock). Corporate Air, an independent airline charter company, has a master lease with EWS under which Corporate Air operates and maintains this aircraft, hires pilots and other staff for flight operations and also may act to charter the aircraft for use by third parties. Corporate Air also serves as an independent airline charter company for other aircraft, including other aircraft leased directly by Dick’s and its affiliates, where Corporate Air offers similar services for those aircraft. During the Dick’s/Corporate Air five (5) year sublease term, Dick’s has the right use this aircraft on a flight available basis for one thousand five hundred (1,500) hours for Dick’s travel purposes. The sublease may be terminated on certain conditions as set forth in the sublease and terminates automatically if Corporate Air no longer has the right to operate the aircraft under the master lease.
          Under this arrangement, Dick’s will pay Corporate Air (i) a base fee of $150,000 per month and (ii) an hourly charter rate of $1,900 per block hour of actual usage. The hourly charter rate is subject to a fuel surcharge adjustment, as set forth in the sublease. We believe the cost to the Company on an hourly basis to charter this aircraft (the hourly rate per usage and the yearly fee) is below market as compared to fees of other providers chartering comparable aircraft on comparable routes. The Company received an independent opinion to this effect, which the Company’s board of directors and audit committee used in approving this arrangement. Mr. Stack continues to be eligible to use other leased or owned aircraft of the Company under the Board approved Travel Policy for Non-Business Use of Corporate Aircraft. This policy effectively requires an executive who uses such aircraft for non-business use to pay the aggregate incremental cost of such use.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by the Company in its filings with the SEC. Investors are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company disclaims any obligation to update any forward-looking statements contained herein to reflect future events or developments.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit 10.1	Aircraft Sublease Agreement, dated February 13, 2006 between Dick’s Sporting Goods, Inc. and Corporate Air, LLC

	Exhibit 99.1	Dick’s Sporting Goods, Inc. Travel Policy for Non-Business Use of Corporate Aircraft

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: February 14, 2006	By: /s/	William R. Newlin
	Name:	William R. Newlin
	Title:	Executive Vice President and
Chief Administrative Officer